Exhibit 99.1


  Internet Capital Group Announces Second Quarter Financial Results

    WAYNE, Pa.--(BUSINESS WIRE)--Aug. 2, 2007--Internet Capital Group, Inc. (Nasdaq:ICGE) today reported its results for the second quarter ended June 30, 2007.

    Highlights:

    --  Aggregate core company revenue grew 27% from the comparable
        2006 period;

    -- Sold Marketron, realizing $36.7 million in proceeds, $4.8 million of which is held in escrow;

    -- ICG Commerce increased backlog by $49 million through new and extended agreements; and

    -- Subsequent to quarter end, Metastorm announced the acquisition of Proforma Corporation.

    "During the quarter, our partner companies continued to demonstrate solid growth," said Walter Buckley, ICG's chairman and CEO. "This growth, combined with the M&A activity at a number of our companies, reflects our progress in building value within the core group, with the ultimate goal of capturing value for our shareholders. To that end, the monetization of Marketron was an important milestone in realizing our monetization goals for 2007."

    ICG Financial Results

    ICG consolidated the results of two partner companies, ICG
Commerce and Investor Force, for the three and six months ended June 30, 2007, versus the results of three partner companies, ICG Commerce, Investor Force and StarCite, for the three and six months ended June 30, 2006.

    ICG reported consolidated revenue of $12.5 million for the second quarter of 2007, versus $16.0 million for the comparable 2006 period. ICG reported consolidated revenue of $24.3 million for the six months ended June 30, 2007, versus $31.2 million for the comparable 2006 period.

    ICG reported a net loss of $(4.0) million, or $(0.11) per share, for the second quarter of 2007, versus a net loss of $(7.8) million, or $(0.21) per share, for the comparable 2006 period. Results for the second quarter of 2007 include $4.0 million in net gains, driven primarily by an $8.2 million gain related to the sale of Marketron, offset by charges of $6.0 million related to hedges associated with a portion of our Blackboard (Nasdaq: BBBB) holdings. Results for the second quarter of 2006 include $(0.3) million in net charges primarily related to a loss on debt repurchases offset by other gains and an income tax benefit. ICG reported a net loss of $(23.6) million, or $(0.63) per share, for the six months ended June 30, 2007, versus a net loss of $(12.7) million, or $(0.34) per share, for the prior year period.

    As of June 30, 2007, ICG's corporate cash balance was $85.4 million and the value of its holdings in Blackboard was $85.0 million, net of $7.1 million in hedge positions. The value of its holdings in GoIndustry (LSE.AIM: GOI) was $29.2 million.

    ICG Core Partner Company Information

    Recently, Marketron was sold and Metastorm announced the acquisition of Proforma Corporation. To aid in the comparability of the ICG core company information, ICG is presenting pro forma financial information assuming those events occurred on January 1, 2006. Set forth below is pro forma information relating to ICG's eight core companies: Channel Intelligence, Freeborders, ICG Commerce, Investor Force, Metastorm, StarCite, Vcommerce and WhiteFence. Our average ownership position in these eight companies was 45% at June 30, 2007. Please refer to the supplemental financial data at the end of this release for a reconciliation of such amounts to the nearest comparable GAAP measures.

    In the second quarter of 2007, aggregate pro forma revenue of ICG's eight core companies grew 27% year-over-year, to $57.1 million from $44.8 million in the second quarter of 2006. Aggregate pro forma EBITDA (loss) for the core companies was $(3.9) million in the second quarter of 2007, versus $(8.4) million in the second quarter of 2006. In the first half of 2007, aggregate pro forma revenue of ICG's eight core companies grew 29% year-over-year, to $110.9 million from $86.0 million in the first half of 2006. Aggregate pro forma EBITDA (loss) for the core companies improved to $(8.2) million in the first half of 2007 from $(15.8) million in the first half of 2006.

    "Based on the momentum we are seeing at our core companies, we would expect our full year revenue growth for 2007 to be in line with the revenue growth we have experienced in the first half of 2007," said R. Kirk Morgan, CFO at ICG.

    ICG will host a webcast at 10:00 a.m. ET today to discuss its financial results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to http://www.internetcapital.com/investorinfo-preswebcast.htm and click on the link for the second quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode at 877-407-8035. The international dial-in number is 201-689-8035.

    For those unable to participate in the conference call, a replay will be available from August 2, 2007 at 11:00 a.m. ET until August 12, 2007 at 11:59 p.m. ET. To access the replay, dial 877-660-6853
(domestic) or 201-612-7415 (international) and enter the account code 286, followed by the conference ID number 248303. The replay and slide presentation also can be accessed on the Internet Capital Group web site at http://www.internetcapital.com/investorinfo-preswebcast.htm.

    About Internet Capital Group

    Internet Capital Group (www.internetcapital.com) acquires and builds Internet software and services companies that drive business productivity and reduce transaction costs between firms. Founded in 1996, ICG devotes its expertise and capital to maximizing the success of these platform companies, which are delivering software and service applications to customers worldwide.

    Safe Harbor Statement under Private Securities Litigation Reform
Act of 1995

    The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in additional partner companies, the effect of economic conditions generally, capital spending by customers, the development of the e-commerce and information technology markets, and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.


                     Internet Capital Group, Inc.
                Consolidated Statements of Operations
                (In thousands, except per share data)


                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------


Revenue                        $ 12,520  $ 15,986  $ 24,302  $ 31,161

Operating Expenses
  Cost of revenue                10,381     9,996    19,406    19,231
  Selling, general and
   administrative                 7,756    10,039    16,871    20,152
  Research and development        1,562     2,465     3,130     4,896
  Amortization of intangibles        34       558        66     1,115
  Impairment related and other       20        32        40       125
                               --------- --------- --------- ---------
    Total operating expenses     19,753    23,090    39,513    45,519
                               --------- --------- --------- ---------
                                 (7,233)   (7,104)  (15,211)  (14,358)

Other income (loss), net          3,678    (1,953)   (8,191)   (1,855)
Interest income                   1,148     1,913     2,626     4,445
Interest expense                    (22)     (579)     (268)   (1,233)
                               ------------------- -------------------
Income (loss) before income
 taxes, minority interest and
 equity loss                     (2,429)   (7,723)  (21,044)  (13,001)

Income tax benefit (expense)        494     1,004     2,642     1,647
Minority interest                   (19)       47       369       (17)
Equity loss                      (1,806)   (1,737)   (5,322)   (2,473)
                               --------- --------- --------- ---------
Income (loss) from continuing
 operations                      (3,760)   (8,409)  (23,355)  (13,844)
Income (loss) on discontinued
 operations                        (220)      639      (220)    1,166
                               --------- --------- --------- ---------
Net income (loss)              $ (3,980) $ (7,770) $(23,575) $(12,678)
                               ========= ========= ========= =========

Basic and diluted net income
 (loss) per share:
Income (loss) from continuing
 operations                    $  (0.10) $  (0.23) $  (0.62) $  (0.37)
Income (loss) on discontinued
 operations                       (0.01)     0.02     (0.01)     0.03
                               --------- --------- --------- ---------
                               $  (0.11) $  (0.21) $  (0.63) $  (0.34)
                               ========= ========= ========= =========

Shares used in computation of
 basic and diluted income
 (loss) per share                37,846    37,470    37,825    37,436
                               ========= ========= ========= =========


                     Internet Capital Group, Inc.
                Condensed Consolidated Balance Sheets
                            (In thousands)



                                               June 30,   December 31,
                                                 2007         2006
                                             ------------ ------------

ASSETS
  Cash, cash equivalents and short-term
   investments                                $    94,616  $   120,841
  Other current assets                             11,928        8,830
                                             ------------ ------------
    Total current assets                          106,544      129,671
  Marketable securities                            92,118       65,718
  Fixed assets, net                                 2,056        1,847
  Ownership interests in partner companies        121,374      137,911
  Goodwill                                         17,084       17,084
  Intangibles, net                                    186          182
  Other assets                                      2,771        2,014
                                             ------------ ------------
    Total assets                              $   342,133  $   354,427
                                             ============ ============



LIABILITIES AND STOCKHOLDERS' EQUITY
  Current portion of senior convertible
   notes                                      $         -  $    26,590
  Other current liabilities                        19,072       24,142
                                             ------------ ------------
    Total current liabilities                      19,072       50,732
  Hedges of marketable securities                   7,119            -
  Minority interest and other liabilities           4,919        5,157
                                             ------------ ------------
    Total liabilities                              31,110       55,889
  Stockholders' equity                            311,023      298,538
                                             ------------ ------------
    Total liabilities and stockholders'
     equity                                   $   342,133  $   354,427
                                             ============ ============


Internet Capital Group
----------------------------------------------------------------------
2007 Pro Forma Core Partner Company Information


                                         -----------------------------
                                              Three Months Ended
                                         -----------------------------
                                         Mar 31,  Jun 30,   Sep 30,
                                           2006      2006      2006
----------------------------------------------------------------------

Aggregate Pro Forma
 Core Company
 Information: (1)
   Aggregate Revenue                      $41,248   $44,775   $45,818
   Aggregate EBITDA
    (loss)                               $(7,481)  $(8,360)  $(7,488)
   Aggregate Net
    Loss                                 $(9,194) $(11,081) $(10,868)


Components of
 Aggregate Pro Forma
 Core Company
 Information

Consolidated Core
 Companies
 (Ownership %):
                     Revenue              $10,023   $10,007   $10,417
  ICG Commerce       Expenses other than
   Holdings, Inc.     interest, taxes,
   (65%)              depreciation and
                      amortization
  Investor Force
   Holdings, Inc.
   (80%)                                 (11,455)  (11,151)  (11,948)
---------------------                    -------- --------- ----------
                     EBITDA (loss)        (1,432)   (1,144)   (1,531)
                       Interest               106       113      (42)
                       Taxes                    -         -         -
                       Depreciation/
                        Amortization        (500)     (544)     (285)
                                         -------- --------- ----------
                     Net loss            $(1,826)  $(1,575)  $(1,858)
                                         -------- --------- ----------

Equity Method Core
 Companies
 (Ownership %):
                     Revenue              $31,225   $34,768   $35,401
  Channel            Expenses other than
   Intelligence,      interest, taxes,
   Inc. (41%)         depreciation and
                      amortization
  Freeborders, Inc.
   (33%)                                 (37,274)  (41,984)  (41,358)
                                         -------- --------- ----------
  Metastorm Inc.     EBITDA (loss)
   (41%)                                 $(6,049)  $(7,216)  $(5,957)
  StarCite, Inc.       Interest
   (26%)                                    (127)     (105)     (127)
  Vcommerce Inc.       Taxes
   (46%)                                    (309)   (1,049)   (1,380)
  WhiteFence (35%)     Depreciation/
                        Amortization        (883)   (1,136)   (1,546)
--------------------                     -------- --------- ----------
                     Net loss            $(7,368)  $(9,506)  $(9,010)
                                         -------- --------- ----------


                                        ------------------------------
                                              Three Months Ended
                                        ------------------------------
                                          Dec 31,   Mar 31,  Jun 30,
                                             2006     2007      2007
----------------------------------------------------------------------

Aggregate Pro Forma
 Core Company
 Information: (1)
   Aggregate Revenue                        $49,998  $53,845   $57,052
   Aggregate EBITDA
    (loss)                                 $(7,431) $(4,306)  $(3,900)
   Aggregate Net
    Loss                                  $(10,405) $(5,983)  $(5,845)


Components of
 Aggregate Pro Forma
 Core Company
 Information

Consolidated Core
 Companies
 (Ownership %):
                     Revenue                $10,255  $11,782   $12,520
  ICG Commerce       Expenses other than
   Holdings, Inc.     interest, taxes,
   (65%)              depreciation and
                      amortization
  Investor Force
   Holdings, Inc.
   (80%)                                   (12,859) (13,407)  (14,009)
---------------------                     --------- -------- ---------
                     EBITDA (loss)          (2,604)  (1,625)   (1,489)
                       Interest                 166      118        90
                       Taxes                      -        -     (220)
                       Depreciation/
                        Amortization          (305)    (326)     (347)
                                          --------- -------- ---------
                     Net loss              $(2,743) $(1,833)  $(1,966)
                                          --------- -------- ---------

Equity Method Core
 Companies
 (Ownership %):
                     Revenue                $39,743  $42,063   $44,532
  Channel            Expenses other than
   Intelligence,      interest, taxes,
   Inc. (41%)         depreciation and
                      amortization
  Freeborders, Inc.
   (33%)                                   (44,570) (44,744)  (46,943)
                                          --------- -------- ---------
  Metastorm Inc.     EBITDA (loss)
   (41%)                                   $(4,827) $(2,681)  $(2,411)
  StarCite, Inc.       Interest
   (26%)                                       (92)       60       146
  Vcommerce Inc.       Taxes
   (46%)                                      (740)    (628)     (617)
  WhiteFence (35%)     Depreciation/
                        Amortization        (2,003)    (901)     (997)
--------------------                      --------- -------- ---------
                     Net loss              $(7,662) $(4,150)  $(3,879)
                                          --------- -------- ---------


Reconciliation of Aggregate Pro Forma
   Core Company Information to GAAP
    Results
                                          ----------------------------
                                               Three Months Ended
                                          ----------------------------
                                          Mar 31,  Jun 30,   Sep 30,
                                            2006      2006     2006
                                          ----------------------------
  Revenue

  Aggregate Pro Forma Core Company
   Revenue                                 $41,248   $44,775  $45,818
    Non-consolidated partner companies    (26,073)  (28,789) (29,242)
                                          -------- --------- ---------
  Consolidated Revenue                     $15,175   $15,986  $16,576


  Net Income (Loss)

  Aggregate Pro Forma Core Company EBITDA
   (loss)                                 $(7,481)  $(8,360) $(7,488)
    Interest, Taxes, Depreciation/
     Amortization                          (1,713)   (2,721)  (3,380)
                                          -------- --------- ---------
  Aggregate Pro Forma Core Company Net
   Income (Loss)                           (9,194)  (11,081) (10,868)
    Amount attributable to other
     stockholders                          (6,285)   (7,483)  (7,032)
                                          -------- --------- ---------
  ICG's share of net income (loss) of
   Core Partner Companies                  (2,909)   (3,598)  (3,836)
  Other holdings/disposed equity method
   companies                                   151      (10)    (737)
  Corporate general and administrative     (3,153)   (3,284)  (3,519)
  Corporate stock-based compensation       (2,100)   (1,911)  (1,852)
  Corporate interest income (expense),
   net                                       1,797     1,243    2,074
  Other income(loss)/restructuring/
   impairments                                 135   (1,853)   15,720
  Income taxes                                 643     1,004  (1,607)
  Income (loss) on discontinued
   operations                                  527       639    7,120
                                          -------- --------- ---------
    Consolidated net income (loss)        $(4,909)  $(7,770)  $13,363



Reconciliation of Aggregate Pro Forma
   Core Company Information to GAAP
    Results
                                         -----------------------------
                                              Three Months Ended
                                         -----------------------------
                                           Dec 31,  Mar 31,   Jun 30,
                                             2006      2007     2007
                                         -----------------------------
  Revenue

  Aggregate Pro Forma Core Company
   Revenue                                  $49,998   $53,845  $57,052
    Non-consolidated partner companies     (32,986)  (42,063) (44,532)
                                           -------- --------- --------
  Consolidated Revenue                      $17,012   $11,782  $12,520


  Net Income (Loss)

  Aggregate Pro Forma Core Company EBITDA
   (loss)                                  $(7,431)  $(4,306) $(3,900)
    Interest, Taxes, Depreciation/
     Amortization                           (2,974)   (1,677)  (1,945)
                                           -------- --------- --------
  Aggregate Pro Forma Core Company Net
   Income (Loss)                           (10,405)   (5,983)  (5,845)
    Amount attributable to other
     stockholders                           (6,889)   (1,297)  (1,690)
                                           -------- --------- --------
  ICG's share of net income (loss) of
   Core Partner Companies                   (3,516)   (4,686)  (4,155)
  Other holdings/disposed equity method
   companies                                    723     (275)      584
  Corporate general and administrative      (3,293)   (4,317)  (3,567)
  Corporate stock-based compensation        (1,761)   (1,716)  (1,738)
  Corporate interest income (expense),
   net                                        1,972     1,114    1,036
  Other income(loss)/restructuring/
   impairments                               20,811  (11,863)    3,586
  Income taxes                                    -     2,148      494
  Income (loss) on discontinued
   operations                                     3         -    (220)
                                           -------- --------- --------
    Consolidated net income (loss)          $14,939 $(19,595) $(3,980)


(1) The rationale for management's use of non-GAAP measures is included in the "Description of Terms" supplement to this release.


    INTERNET CAPITAL GROUP, INC.

    June 30, 2007

    Description of Terms

    Consolidated Statements of Operations

    Effect of Various Accounting Methods on our Results of Operations

    The various interests that the Company acquires in its partner companies are accounted for under three methods: the consolidation method, the equity method and the cost method. The applicable accounting method is generally determined based on the Company's voting interest in a partner company.

    Consolidation. Partner companies in which the Company directly or indirectly owns more than 50% of the outstanding voting securities and for which other stockholders do not possess the right to affect significant management decisions are accounted for under the consolidation method of accounting. Under this method, a partner company's balance sheet and results of operations are reflected within the Company's Consolidated Financial Statements. All significant intercompany accounts and transactions have been eliminated. Participation of other partner company stockholders in the net assets and in the earnings or losses of a consolidated partner company is reflected in the caption "Minority interest" in the Company's Consolidated Balance Sheets and Statements of Operations. Minority interest adjusts the Company's consolidated results of operations to reflect only the Company's share of the earnings or losses of the consolidated partner company. The results of operations and cash flows of a consolidated partner company are included through the latest interim period in which the Company owned a greater than 50% direct or indirect voting interest for the entire interim period or otherwise exercised control over the partner company. Upon dilution of control below 50%, the accounting method is adjusted to the equity or cost method of accounting, as appropriate, for subsequent periods.

    During the three and six months ended June 30, 2007, the Company accounted for two of its partner companies under this method: ICG
Commerce and Investor Force. During the three and six months ended June 30, 2006, the Company accounted for three of its partner companies under this method: ICG Commerce, Investor Force and StarCite.

    Equity Method. Partner companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a partner company depends on an evaluation of several factors, including, among others, representation on the partner company's board of directors and the Company's ownership level, which is generally between a 20% and 50% interest in the voting securities of the partner company, including voting rights associated with the Company's holdings in common stock, preferred stock and other convertible instruments in the partner company. Under the equity method of accounting, a partner company's accounts are not reflected within the Company's Consolidated Balance Sheets and Statements of Operations; however, the Company's share of the earnings or losses of the partner company is reflected in the caption "Equity loss" in the Consolidated Statements of Operations. The carrying value of equity method partner companies is reflected in "Ownership interests in partner companies" in the Company's Consolidated Balance Sheets.

    When the Company's interest in an equity method partner company is reduced to zero, no further losses are recorded in the Company's Consolidated Financial Statements unless the Company guaranteed obligations of the partner company or has committed additional funding. When the partner company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

    During the three months ended June 30, 2007, the Company accounted for seven of its partner companies under this method.

    Cost Method. Partner companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company's share of the earnings or losses of such companies is not included in the Consolidated Balance Sheets or Consolidated Statements of Operations. However, cost method partner company impairment charges are recognized in the Consolidated Statements of Operations. If circumstances suggest that the value of the partner company has subsequently recovered, such recovery is not recorded.

    When a cost method partner company qualifies for use of the equity method, the Company's interest is adjusted retroactively for its share of the past results of its operations. Therefore, prior losses could significantly decrease the Company's carrying value at that time.

    The Company records its ownership interest in equity securities of partner companies accounted for under the cost method at cost, unless these securities have readily determinable fair values based on quoted market prices, in which case these interests are valued at fair value and classified as marketable securities or some other classification in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

    During the three months ended June 30, 2007, the Company accounted for eight of its partner companies under this method.

    Certain items impacting the consolidated financial statements: ($ millions)


                                          Q2               FYTD
                                   ----------------- -----------------
Gains (losses):                      2007     2006     2007     2006
                                   -------- -------- -------- --------

Other gains (losses):
  Loss on convertible note
   repurchases                          $--   $(2.5)  $(10.8)   $(2.5)
  Mark to market charge on
   Blackboard hedges                  (6.0)       --    (7.1)       --
  Sales of partner companies            8.6      0.6      8.6      0.7
  Other, net                            1.1       --      1.1       --
                                   -------- -------- -------- --------
Other Income (Loss)                    $3.7   $(1.9)   $(8.2)   $(1.8)
                                   -------- -------- -------- --------

Income tax benefit (expense)           $0.5     $1.0     $2.6     $1.6
                                   -------- -------- -------- --------

ICG's share of Partner Company
 charges, net                           $--      $--   $(0.1)   $(0.2)
                                   -------- -------- -------- --------

Discontinued Operations              $(0.2)     $0.6   $(0.2)     $1.2
                                   -------- -------- -------- --------
                                       $4.0   $(0.3)   $(5.9)     $0.8
                                   ======== ======== ======== ========

Stock-based compensation             $(1.9)   $(1.9)   $(3.8)   $(4.0)
                                   ======== ======== ======== ========


    Aggregate Pro Forma Core Company Information

    In an effort to illustrate macro trends within its private core companies, ICG provides an aggregation of revenue and net loss figures reflecting 100% of the pro forma revenue and aggregate pro forma EBITDA for these companies. The Company calculates aggregate pro forma EBITDA for these purposes as earnings (losses) before interest, tax, depreciation and amortization and refers to it as "aggregate EBITDA." These non-GAAP measures are considered pro forma because management has updated its results to include Metastorm's acquisition of Proforma Corporation and has removed Marketron as if Metastorm's acquisition of Proforma Corporation and the disposition of Marketron occurred on January 1, 2006. The Company refers to the aggregate pro forma revenue of its private core partner companies as "aggregate revenue." ICG does not own its core companies in their entirety and, therefore, this information should be considered in this context. Aggregate revenue and aggregate EBITDA, in this context, represent certain of the financials measures used by the Company's management to evaluate the performance for core companies. The Company's management believes these non-GAAP financial measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate private core companies' current and future prospects in a similar manner as the Company's management, and review results on a comparable basis for all periods presented.

    ICG's Share of Net Loss of Core, Other Holdings and Disposed
Partner Companies

    Represents ICG's share of the net loss of core, other holdings and disposed partner companies accounted for under the consolidated and equity method of accounting.

    Corporate Expenses and Interest Income (Expense), net

    General and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for Internet Capital Group.

    Corporate expenses increased during the three months ended June 30, 2007 versus prior periods due to increased payroll expenses, investor relations/marketing expenses and a 401(k) employer match program. ICG estimates that its corporate operating expenses for the twelve months ended December 31, 2007 will be approximately $14.5 million.

    Corporate interest income (expense), net related primarily to the interest income on cash balances during the three and six months ended June 30, 2007.

    Discontinued Operations

    Investor Force (a consolidated partner company) sold its database division in August 2006 for $10.0 million ($9.0 million was received in August 2006 and $1.0 million is held in escrow until August 2007) and has been reflected as a discontinued operation. Accordingly, the operating results of this discontinued operation have been presented separately from continuing operations for all periods presented.


    CONTACT: Investor inquiries:
             Internet Capital Group, Inc.
             Karen Greene
             Investor Relations
             610-727-6900
             IR@internetcapital.com